UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2010 (March 5, 2010)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	1-12762	62-1543819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300
Memphis, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (901) 682-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 5, 2010, the registrant’s Board of Directors appointed W. Reid Sanders as a new director to serve a term ending at the 2010 Annual Meeting of Shareholders. Mr. Sanders is an independent director as defined under the listing standards of the New York Stock Exchange. There are no arrangements or understandings between Mr. Sanders and any other persons pursuant to which Mr. Sanders was selected as a director. Since the beginning of the registrant’s last fiscal year, Mr. Sanders has had no direct or indirect interest in any transaction to which the registrant was a party.

Mr. Sanders is the Co-Founder and former Executive Vice President of Southeastern Asset Management, and the former President of Longleaf Partners Funds. Prior to co-founding Southeastern Asset Management in 1975, Mr. Sanders served as an investment officer and worked in credit analysis and commercial lending in the banking industry from 1971 to 1975.  Mr. Sanders currently serves on the Board of Directors for Two Harbors Investment Corporation, a real estate investment trust which focuses on investing in residential mortgage-backed securities, is a Director of Independent Bank, serves on the Investment Committee at Cypress Realty, a limited partnership involved in commercial real estate, and is on the Advisory Board of SSM Venture Partners.  Mr. Sanders has held several prior directorships and currently serves as a trustee for a number of cultural, educational and health related organizations.  Mr. Sanders holds a Bachelors of Economics from the University of Virginia.

On March 9, 2010, the registrant issued a press release announcing Mr. Sanders’ appointment to the Board of Directors. A copy of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01                      Financial Statements and Exhibits

           (c)           Exhibits

Exhibit Number	Description
99.1	Press Release dated March 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.
Date: March 9, 2010	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)